SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 3, 2013

DESERT HAWK GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 787-8198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On November 30, 2013, under the Amended and Restated 15% Convertible Promissory Notes entered into on July 14, 2012 (the “Notes”), as corrected, between our company and West C. Street LLC and Ibearhouse, LLC (the “Note Holders”), the Notes were scheduled to mature and our company would have been required to pay each of the Note Holders the principal amount of $300,000.

Our company was unable to pay the required payments.

On December 3, 2013 and December 31, 2013, our company and the Note Holders entered into amendments to the Notes which extended the maturity date to November 30, 2014, authorized the issuance of 150,000 shares of our common stock to each of the Note Holders, and authorized the continued payment of quarterly share payments in lieu of interest to each of the Note Holders until the new maturity date.

The amendments to the Notes have been attached as exhibits to this report.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

99.1

West C Street Amendment to Amended and Restated Convertible Promissory Note, as Corrected

99.2

Ibearhouse Amendment to Amended and Restated Convertible Promissory Note, as Corrected

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date:  January 6, 2013

By  /s/ Rick Havenstrite

       Rick Havenstrite, President

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